UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        August 13, 2010

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On August 13, 2010, Nelnet, Inc. (the “Company”) issued a press release announcing it has reached an agreement in principle to resolve the qui tam action brought by Jon H. Oberg on behalf of the federal government naming the Company as one of a number of defendants regarding 9.5 percent special allowance payments on certain student loans. The agreement in principle with Mr. Oberg is subject to Department of Justice approval and the finalization of a formal binding settlement agreement.

In the agreement, the Company, without admitting any wrongdoing or liability, agrees to pay $55 million to the federal government with existing cash to fully resolve the matter as to the Company. The original complaint sought triple the amount of damages and alleged approximately $407 million of improper 9.5 percent special allowance payments to the Company.  The Company currently anticipates recording a pre-tax charge of $55 million in the third quarter of 2010 related to the payment.

 A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 13, 2010 – “Nelnet Announces Agreement in Principle Regarding Lawsuit”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2010	NELNET, INC.

	By:	/s/ TERRY J. HEIMES
	Name:	Terry J. Heimes
	Title:	Chief Financial Officer